                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION
                                      AND
                            NEUBERGER & BERMAN, LLC

    SUB-ADVISORY AGREEMENT, made this 30th day of October, 1997, by and between SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Adviser"), and NEUBERGER & BERMAN, LLC, a limited liability company organized and existing under the laws of Delaware, (the "Sub-Adviser").

                                  WITNESSETH:

    WHEREAS, Security First Trust (the "Trust") is an open-end, diversified, management investment company, registered as such under the Investment Company Act of 1940 consisting of multiple investment series; and

    WHEREAS, shares of the Trust are made available only to fund variable contracts offered by life insurance companies; and

    WHEREAS, at present the Trust is comprised of four investment series, one of which is the Bond Series, (the "Bond Series"), which are to be operated as the underlying investment media for certain variable contracts funded through separate accounts of life insurance companies; and

    WHEREAS, the Trust has contracted with the Adviser for the Adviser to provide investment advisory, business management and administrative services to the investment series of the Trust pursuant to a Master Investment Management and Advisory Agreement; and

    WHEREAS, the Adviser is authorized by the terms of the Master Investment Management and Advisory Agreement with the Trust to enter into sub-advisory agreements with third parties; and

    WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services to registered investment companies and other clients and is registered as an investment adviser under the Investment Advisers Act of 1940;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

    1. The Adviser acts as investment adviser and manager for the Bond Series pursuant to a Master Investment Advisory Agreement, and as such has authority and responsibility for supervising and directing the investments of the Bond Series in accordance with its investment objectives and policies, programs and restrictions as stated in the Trust's registration statement and its current prospectus and statement of additional information, and such other limitations as are imposed upon the Trust pursuant to section 817 (h) of the Internal Revenue Code of 1986. Pursuant to its agreement with the Trust, the Adviser, as agent and attorney-in-fact for the Bond Series may, when it deems appropriate,
(a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds or other securities, and (b) place orders for the execution of such security transactions with or through such brokers, dealers or issuers as the Adviser may select subject, however, at all times to the supervision of the Board of Trustees of the Trust. The Adviser may delegate any of the foregoing authority to Sub-Adviser; provided, however, that nothing in this Agreement shall be interpreted to derogate the responsibilities of the Adviser to the Trust or the Bond Series under the aforementioned Master Investment Management and Advisory Agreement.

    2. The Adviser hereby employs Sub-Adviser to render the advisory services set forth herein for the fee specified herein.

    3. During the term of this Agreement, or any continuance or extension thereof, and unless otherwise limited by the Adviser as hereinafter provided, the Sub-Adviser will, to the best of its ability, exercise investment discretion on behalf of the Bond Series with respect to the purchase, holding or sale of securities in accordance with the stated investment objectives and policies of the Bond Series as communicated to the Sub-Adviser by Adviser in writing and as is required to comply with the terms of the Master Investment Management and Advisory Agreement, the diversification requirements of the Investment Company Act of 1940 and section 817 (h) of the Internal Revenue Code. The Sub-Adviser shall not be required to respond to inquiries from the Adviser with regard to specific securities other than securities which are or have been held by the Bond Series during the time this Agreement is in effect. The Adviser reserves the right, subject to shareholder approval as required by law, to limit the authority of the Sub-Adviser herein solely in its discretion. The Sub-Adviser shall, for all purposes stated herein, be deemed an independent contractor and shall not have custody of any of the assets of the Trust nor authority to act for or represent the Bond Series except as expressly provided herein.

    4. The Sub-Adviser may employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purposes of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the SubAdviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Bond Series, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser or sub-adviser.

    5. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for performance of its services pursuant to this Agreement.

    6. The Sub-Adviser, its officers, directors and employees, shall make available and provide such information relating to itself, its organization, its personnel, and its activities as may be required by the Trust in the preparation of registration statements, prospectuses, proxy materials, reports and other documents required by federal and state securities laws. In addition, the SubAdviser, its officers, directors and employees shall provide such information to the Board of Trustees of the Trust as said Board shall request and which may be reasonably necessary for the Board to evaluate the terms of this Agreement in accordance with the requirements of the Investment Company Act of 1940.

    7. The Sub-Adviser agrees to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books, and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Trust's auditor's certification. The SubAdviser agrees that all accounts, books and other records maintained and preserved as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that any books and records maintained by the Sub-Adviser on behalf of the Trust shall, at all times remain the property of the Trust. Moreover, the Adviser agrees to supply the Sub-Adviser with copies of all documents filed by the Trust with the Securities and Exchange Commission and with such other information relating to the Trust's affairs as the Sub-Adviser may reasonably request.

    8. The Adviser shall pay the Sub-Adviser a fee, based on the value of the net assets of the Bond Series for which it serves as Sub-Adviser subject to this Agreement as determined in accordance with the Trust's current prospectus and statement of additional information, and computed as follows:

        (a) The fee shall be at the annual rate of 0.35 of 1% of the average daily net assets of the Bond Series.

        (b) The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Adviser as soon as is practicable after the end of each succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate described in subparagraph
    (a) of this Paragraph 8, and multiplying this product by the net assets of the Bond Series as determined in accordance with the procedures set forth in the Trust's current prospectus and statement of additional information as of the close of business on the previous business day.

    9. The Adviser agrees to furnish the Sub-Adviser at its principal office all post-effective amendments to the Trust's registration statement and all prospectuses, statements of additional information, proxy materials, reports to shareholders, sales literature, and other material prepared for distribution to persons having a beneficial interest in shares of the Bond Series, or to the public, which refer in any way to the Sub-Adviser ten (10) days prior to use thereof and not to use such material if the Sub-Adviser shall object thereto in writing within seven (7) days after receipt of such material. In the event of termination of this Agreement, the Adviser shall ensure that the Bond Series will, on written request of the Sub-Adviser, forthwith delete any reference to the Sub-Adviser from any materials described in the preceding sentence. The Adviser shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Trust and the Bond Series as the Sub-Adviser at any time, or from time to time, reasonably requires in order to discharge its obligations hereunder.

                                       (2)

    10. Nothing herein contained shall limit the freedom of the Sub-Adviser or any affiliated person of the Sub-Adviser to render investment supervisory and management administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms, or corporations, or to engage in other business activities. The Adviser understands and agrees that the Sub-Adviser may give advice and take action with respect to any of its other clients which may differ from advice given to the Adviser so long as it is the Sub-Adviser's policy, to the extent practical, to allocate investment opportunities to the Bond Series over a period of time on a fair and equitable basis relative to other clients. It is understood that the Sub-Adviser shall not have any obligation to recommend for purchase or sale, for the Bond Series any security which the Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Bond Series. In discharging its duties hereunder, Sub-Adviser shall be governed by the requirements of the Investment Company Act of 1940, including, but not limited to, Section 17 thereof.

    11. The Sub-Adviser shall not purchase or sell, or recommend the purchase or sale of the securities of any issuer for the Bond Series on the basis of any material non-public ("inside") information.

    12. (a) This Agreement shall take effect as to the Bond Series on , 1997 ("Effective Date") and shall continue in effect for a period of one year provided that prior to the Effective Date the terms of this Agreement have been approved by a vote of (i) a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the outstanding "voting securities" (as defined in the Act) of the Bond Series.

    (b) This Agreement shall continue in effect from year to year after the initial period so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Bond Series, and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the Bond Series, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party; and the Sub-Adviser shall not have notified the Adviser nor shall the Adviser have notified the Sub-Adviser in writing that it does not desire such continuation at least sixty (60) days prior to the termination date of this Agreement.

    (c) This Agreement may be terminated by either party hereto, without the payment of any penalty, upon sixty (60) days' notice in writing to the other party, or by the Bond Series upon sixty (60) days' prior written notice to both parties hereto, provided, that in the case of termination by the Bond Series, such actions shall have been authorized by resolution of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Bond Series.

    (d) This Agreement may not be amended without the written consent of the Adviser and Sub-Adviser, and, to the extent required by the Investment Company Act of 1940, an affirmative vote of a majority of the outstanding voting securities of the Bond Series and by a vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

    13. This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "assignment" shall have the meaning set forth in Section 2 (a) (4) of the Investment Company Act of 1940.

    14. To the extent that such is required by state law, if the aggregate expenses of the Bond Series in any fiscal year exceed 2.5% of the first $30,000,000 of the average net asset value of the Series for that year, 2.0% of the next $70,000,000 of the average net asset value of such Series for that year, plus 1.5% of the remaining average net assets for that year (all calculated on a daily basis), the Sub-Adviser agrees to waive such portion of its fee, as may be necessary to provide for any such excess expenses, but such waiver shall not exceed the full amount of the fee for such year except as may be elected by the Sub-Adviser in its discretion. For this purpose, aggregate expenses of the Bond Series shall include the compensation of the Adviser, but shall exclude interest, taxes, brokerage fees on portfolio transactions, commissions paid on the distribution of Trust shares, and certain extraordinary expenses including litigation expenses. For the purposes of this paragraph the term "fiscal year" shall be prorated in the event of a period of less than a full fiscal year. The expense limitation shall be that part of 2.5%, 2.0% or 1.5% as the case may be, proportional to the portion of a full fiscal year elapsed.

                                       (3)

    15. Neither the Sub-Adviser nor any of its principals, officers, directors, or employees, performing services under this Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Adviser in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties or from reckless disregard by the Sub-Adviser or such person of the duties of the Sub-Adviser under this Agreement.

    16. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 shall be resolved by reference to such term or provision of that Act and to interpretations thereof, if any, by the United States Courts, and by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "affiliated person," as used in paragraph 8, and "vote of a majority of the outstanding voting securities," and "interested person," as used in paragraph 10 hereof, shall have the meanings assigned to them by Section 2 (a) of the Investment Company Act of 1940. In addition, where the effect of a requirement of the Investment Company Act of 1940 reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission or state regulatory authorities, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    17. Unless otherwise specified herein, all notices, instructions and advice with respect to securities transactions or other matters contemplated by this Agreement shall be deemed duly given to Sub-Adviser when received in writing by Sub-Adviser at Neuberger & Berman, LLC, 605 Third Avenue, New York, New York 10158-3698, Attention: C. Carl Randolph, to the Trust at 11365 West Olympic Boulevard, Los Angeles, California 90064 and to the Adviser at 11365 West Olympic Boulevard, Los Angeles, California 90064. Sub-Adviser may rely upon any notice (written or oral) from any person which Sub-Adviser reasonably believes to be genuine and authorized.

    18. Nothing herein contained shall be deemed to prevent the Adviser from contracting with other investment advisory organizations other than Sub-Adviser to provide investment advisory services on a sub-advisory basis to one or more investment series of the Trust other than the Bond Series.

    19. This writing constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

    20. This Agreement shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and the year first above written.

                                            SECURITY FIRST INVESTMENT
                                            MANAGEMENT CORPORATION
Attest:

       /s/ JAMES C. TURNER                  By:  /s/ RICHARD C. PEARSON
------------------------------------           -------------------------------
Assistant Secretary

Attest:                                     NEUBERGER & BERMAN, LLC

    /s/                                     By:  /s/ MARTIN McKERROW
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                                       (4)